Proxy Voting Results

A special meeting of the fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below: Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	29,053,008,950.83	75.015
Against	7,895,743,778.09	20.387
Abstain	1,698,426,960.54	4.385
Broker Non-Votes	82,389,031.00	.213
TOTAL	38,729,568,720.46	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	36,140,262,199.56	93.314
Withheld	2,589,306,520.90	6.686
TOTAL	38,729,568,720.46	100.000
Ralph F. Cox
Affirmative	36,004,255,460.57	92.963
Withheld	2,725,313,259.89	7.037
TOTAL	38,729,568,720.46	100.000
Laura B. Cronin
Affirmative	36,100,943,657.02	93.213
Withheld	2,628,625,063.44	6.787
TOTAL	38,729,568,720.46	100.000
Robert M. Gates
Affirmative	36,076,840,228.44	93.151
Withheld	2,652,728,492.02	6.849
TOTAL	38,729,568,720.46	100.000
George H. Heilmeier
Affirmative	36,126,819,666.21	93.280
Withheld	2,602,749,054.25	6.720
TOTAL	38,729,568,720.46	100.000
Abigail P. Johnson
Affirmative	35,998,953,348.83	92.950
Withheld	2,730,615,371.63	7.050
TOTAL	38,729,568,720.46	100.000
Edward C. Johnson 3d
Affirmative	35,971,985,970.49	92.880
Withheld	2,757,582,749.97	7.120
TOTAL	38,729,568,720.46	100.000
Donald J. Kirk
Affirmative	36,072,658,309.53	93.140
Withheld	2,656,910,410.93	6.860
TOTAL	38,729,568,720.46	100.000
Marie L. Knowles
Affirmative	36,130,035,831.22	93.288
Withheld	2,599,532,889.24	6.712
TOTAL	38,729,568,720.46	100.000
Ned C. Lautenbach
Affirmative	36,170,209,918.34	93.392
Withheld	2,559,358,802.12	6.608
TOTAL	38,729,568,720.46	100.000
Marvin L. Mann
Affirmative	36,067,793,658.10	93.127
Withheld	2,661,775,062.36	6.873
TOTAL	38,729,568,720.46	100.000
William O. McCoy
Affirmative	36,071,817,367.30	93.138
Withheld	2,657,751,353.16	6.862
TOTAL	38,729,568,720.46	100.000
Robert L. Reynolds
Affirmative	36,136,472,979.01	93.305
Withheld	2,593,095,741.45	6.695
TOTAL	38,729,568,720.46	100.000
William S. Stavropoulos
Affirmative	36,135,088,841.43	93.301
Withheld	2,594,479,879.03	6.699
TOTAL	38,729,568,720.46	100.000
*Denotes trust-wide proposals and voting results.